Exhibit 10.01

SECOND AMENDMENT

TO THE

DANIEL J. HENEGHAN EMPLOYMENT AGREEMENT

* * * * *

THIS SECOND AMENDMENT AGREEMENT, dated as of March 20, 2003, is made by and between Intersil Corporation, a Delaware corporation (the “Company”), and Mr. Daniel J. Heneghan (the “Executive”).

WHEREAS, the Executive and the Company have entered into an Employment Agreement, dated as of March 16, 2001 (the “Employment Agreement”), as amended by the First Amendment thereto dated as of August 15, 2001; and

WHEREAS, the Executive and the Company desire to further amend the Employment Agreement in certain respects that are mutually beneficial to both parties hereto; and

WHEREAS, the Company’s Compensation Committee has specifically approved such amendment, and the terms and provisions of this SECOND AMENDMENT AGREEMENT and the Employment Agreement, as amended hereby.

NOW THEREFORE, the Company and the Executive agree as follows:

1.  Effective as of the date first written above, the Employment Agreement is hereby amended in the following respects:

A.  The last paragraph of Section 1 is amended and restated in its entirety to read as follows:

“Unless he consents in writing, Executive will not be required to relocate to a place of employment that is more than twenty (20) miles from Irvine, California provided, however, that notwithstanding any provision herein that may be to the contrary, Executive agrees that the relocation by the Company of its principal corporate offices from Irvine, California to Milpitas, California (and any commutation by the Executive, as agreed upon by the Executive and the Company, between Irvine and Milpitas) shall not constitute a violation of this Section 1 or result in a termination Without Cause (as defined in Section 7(a)).”

B.  The last sentence of Section 2 of the Employment Agreement is amended and restated in its entirety to read as follows:

“Any expiration or termination of the Employment Term or any Extended Employment Term, by virtue of either party’s having given notice of non-renewal pursuant to Section 2, shall constitute termination of the Executive Without Cause under Section 7(a).”

C.  Section 7(f) of the Employment Agreement is deleted in its entirety.

2.  Except as set forth above, all other terms and provisions of the Employment Agreement, as in effect immediately prior to the effective date hereof, remain unchanged and applicable to the Company and the Executive.

3.  This SECOND AMENDMENT AGREEMENT may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

INTERSIL CORPORATION

By:	/s/ RICHARD M. BEYER
Richard M. Beyer
Chief Executive Officer

/s/ DANIEL J. HENEGHAN
Daniel J. Heneghan